2018 Financial Results Mr. Rick Legleiter – Chief Executive Officer Mr. Salesh Balak – Chief Financial Officer Exhibit 99.3

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1. Summary

Financial Highlights Lifescan lump sum service fee delivered one-off revenue increase Lump sum service fees of $44.6 million received on 18 February 2019 (recognised as revenue in FY2018) Total revenue of A$69.5 million in FY2018 up from $25.2 million in the pcp FY18 LifeScan OneTouch® Verio® quarterly service fees of $21.4 million up 7% on pcp Siemens Xprecia Stride™ strip revenue of A$1.7 million down from $4.1 million in the pcp FY18 EBITDA of $45.8 million up from $3.9 million in the pcp. (EBITDA in FY2018 of $3.7 million excluding one-off items) Term loan of US$15 million repaid in November 2018. No further outstanding debt liabilities FY18 net cash of $12.1 million, up from $10.4 million in the pcp ü ü ü ü ü ü ü

2. Corporate Overview

Priority Rationale Status Complete and confirm new PT-INR assay design meets FDA expectations Data analysis from clinical studies to evaluate new, next generation assay Completed Identify new PT-INR product clinical trial sites and enter into site agreements Suitable clinical trial sites need to be identified and agreements signed prior to undertaking clinical trials Sites identification completed , regulatory strategy revised Submit FDA pre-submission and complete first prototype for the consumer, patient self-test product Reduce regulatory clearance risk and provides more certainty on product development pathway Completed Within the current capital structure and investment prospects, manage expenditures based on revenue available to spend from increase quarterly service fees projected to be 7% in USD offsetting lower Stride strip revenue and the R&D Tax Incentive rebate Cost control and expenditure management to maintain financial flexibility Completed Develop and execute Stride strip cost reduction initiative to improve market competitiveness Lower manufacturing breakeven point and allow for pricing flexibility to support business partner and to achieve target return profile Completed and continuing Manufacturing verification and validation production for new assay in development Ensures product is predictable and stable post-manufacturing according to marketed claims Completed pre-verification as scheduled Manufacturing Operational and Process Qualification production for new PT-INR assay Validates manufacturing equipment and processes Completed Execute business development plan to grow current and new customer revenue to transition HRL from a cost centre to a profit centre in the mid-term Transition HRL into accretive business Completed FY18 Priorities Review Status update

Recent Events Major partners LifeScan and Siemens business relationship changes Sep’18 LifeScan sends notice of buyout of quarterly service fee obligation on Wednesday 26 September Sep’18 UBI recognizes revenue of LifeScan buyout on Sunday 30 September Oct’18 Platinum Equity closes US$2.1 billion LifeScan buyout offer on Monday 1 October in U.S. Nov’18 Prepaid the US$15 million Athyrium Opportunities Fund loan on Monday 26 November Feb’19 Announced Siemens Term Sheet on Monday 11 February Feb’19 Received US$31,503,880 LifeScan buyout of quarterly service fee obligation on Monday 18 February Mar’19 Significant headcount reductions at Rowville head office to deliver annualised cost saving of ~$3.0 million

To facilitate their negotiations, the Parties have agreed that during the period of time of 120 days from 8 February 2019: UBI shall not make dividend payments or similar distributions, or engage in M&A transactions (subject to an exception which would allow UBI to enter into M&A transactions where the Directors determine, in good faith, that not proceeding with such a transaction would be inconsistent with their fiduciary duties); the obligations of UBI to apply commercially reasonable efforts and to apply reasonably necessary resources to certain research and development activities under the Collaboration Agreement are suspended; and the Parties shall not initiate arbitration against one another. Siemens Term Sheet Contract negotiations update ü ü ü As is common with these types of agreements, potential outcomes of negotiation may include but are not limited to changes in the business relationship.

3. Products and Services

Blood Glucose Monitoring – FY18 Summary

Volume growth and exchange rate benefit

	Comment
FY18 Commentary	▪ FY18 volumes up 2% on pcp ▪ Quarterly service fees for FY18 up 7% on pcp, reflective of weakening AUD against USD over the period ▪ LifeScan gave notice and exercised its right to convert its obligation to pay quarterly service fees in September 2018 ▪ Lump sum service fee revenue recognised during FY18 with cash proceeds received in February 2019 ▪ No quarterly service fees to be received by UBI beyond FY18

OneTouch® Verio® Strip Volumes


Billions
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
0.26
0.45
0.93
1.46
1.73
1.77
FY13
FY14
FY15
FY16
FY17
FY18

Quarterly Service Fees


Millions (AUD)
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
3.4
6.4
12.8
17.9
20.0
21.4
FY13
FY14
FY15
FY16
FY17
FY18

10

Universal Biosensors

Coagulation Testing – FY18 Summary Revenue volatility until Siemens gains meaningful market share Comment FY18 Commentary Test strip sales of A$1.7 million, down from A$4.1 million compared to pcp UBI revenues continue to be volatile given global partner Siemens is yet to gain meaningful market share FY2017 revenue reflective of inventory pipeline stocking as part of full commercial launch of Xprecia Stride device (FDA approval received in late 2016) UBI internal manufacturing cost reduction efforts lowers the break-even volume and has been intended to support Siemens improving market share with price concessions Percentage margin contribution is effectively zero reflective of lower throughput offset by UBI’s cost reduction efforts Coagulation Testing Revenue

4. FY18 Results (Year ended 31 December)

Profit and Loss



Record revenue and profits driven by lump sum service fee recognition

A$m, 12 months ended 31 Dec	2018	2017	Change
Blood Glucose	66.1	20.1	229.5%
Coagulation Testing	2.2	4.6	-52.3%
HRL	1.2	0.5	110.3%
Total Revenue	**69.5**	**25.2**	**175.7%**
Cost of Goods Sold and Services	2.5	4.0	-36.4%
Research and Development	11.6	10.8	6.9%
Selling, General and Administrative	7.0	6.7	4.6%
Financing costs	3.0	2.8	7.1%
R&D cash rebate	0.0	(0.1)	-100.0%
Other	3.4	1.8	90.8%
Total Expenses	**27.5**	**26.0**	**6.1%**
Income Tax Expense	4.4	0.0	nm
NPAT	**37.6**	**(0.8)**	nm
NPAT (before one-off items) [3]	**(0.1)**	**(0.8)**	nm
Reconciliation: NPAT to EBIT and EBITDA			
Add Back Net Interest[1]	1.7	2.1	-18.9
Income Tax Expense	4.4	0.0	nm
EBIT	**43.7**	**1.3**	**3115.5%**
Add Back Depreciation and Amortisation[2]	2.1	2.6	-18.4%
EBITDA	**45.8**	**3.9**	**1059.2%**
EBITDA (before one-off items) [3]	**3.7**	**3.9**	**-0.1%**

Commentary

- Underlying growth in QSF revenue of 7.0% in FY2018 vs pcp
- Coagulation Testing revenue reflects lack of market penetration for the product
- Business development initiatives generating increasing revenues for HRL
- Cost of Goods Sold reflects Siemens coagulation test strip manufacture
- Increase in R&D primarily as a result of further tests undertaken for Siemens and in-house program
- S,G&A expenses increased due to separation costs & consultants fees
- NPAT before one-off items adjusted to exclude lump sum service fee ($44.6 million), impairment of fixed assets ($2.6 million) and US GILTI tax expense ($4.4 million)
  - Fixed assets impaired as carrying value no longer supported by future revenue streams
  - UBI subject to new tax reforms in the US. Under these reforms, UBI have a tax liability of $4.4 million

Total Product and Services Revenue


Millions (AUD)
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
15.1
9.5
16.8
18.8
25.2
69.5
FY13
FY14
FY15
FY16
FY17
FY18

13

1. *Included in 'Financing costs' and 'Other income/expense' lines in the Profit and Loss statement*
2. *Included in 'Cost of Goods Sold and Services' and 'Other operating costs & expenses' lines in the Profit and Loss statement*
3. *One-off items include lump sum service fees, income tax and impairment of fixed assets*

Universal Biosensors

Cash Flow Receipt of lump sum service fees in February 2019 to further boost UBI’s cash position Commentary Cash Reconciliation Positive operating cash flow in FY2018 of $1.8 million reflective of cost management focus FY2017 operating cash flow includes R&D tax cash rebate of $7.5 million Financing activities outflow reflects repayment of loan of $20.7 million Lump sum service fees of US$31.5 million receipted in February 2019 to increase cash balance in Q1 2019 A$m, 12 months ended 31 Dec 2018 2017 Change Net cash provided by operating activities 1.8 8.7 -79.7% Net cash used in investing activities -0.4 -1.0 -65.1% Net cash used in financing activities -20.9 -0.4 5578.5% Movement in exchange rates 2.2 -1.4 -250.9% Net movement in cash at period end -17.3 5.9 -395.6% Cash at period end 12.1 29.5 -58.9%

Balance Sheet Balance Sheet strengthens with debt repayment and lump sum service fees Commentary Long term borrowings repaid in November 2018 (US$15 million) Cash position at balance date impacted by loan repayment. Cash will improve with the receipt of the lump sum service fees in Q1 FY2019 Trade receivables include $44.6 million lump sum service fee Decline in fixed assets as certain fixed assets were written off during the year Decline in other non current assets as $2.9 million was released as security upon the repayment of the debt facility UBI subject to new tax reforms in the US. Under these reforms, UBI have a tax liability of $4.4 million payable by 15 April 2019

5. Future Outlook

Future Operations FY2018 financial results not indicative of expected FY2019 results and operations FY2019 results will not bear resemblance to FY2018 due to the following recent activities: Receipt of the lump sum service fees of $44.6 million in February 2019 Execution of the term sheet with Siemens in February 2019 Discussions with other potential partners within the Coagulation platform Re-alignment of costs Negotiation period with Siemens pursuant to the Term Sheet executed in February 2019 ends on 8 June 2019 Not feasible to provide forecasts or guidance beyond this date as outcome of decisions currently not known Normalised burn rate during the four months to 30 June 2019 is expected to be an outflow of $5.0 -$6.0 million $M Net cash – 28 Feb 2019 57.9 Less: Operating cash outflows (5.0-6.0) One-off termination & legal costs (2.0) US tax liability (due 15/4/2019)1 (4.4) Indicative net cash position – 30 June 2019 45.5 – 46.5 Indicative future cash position to 30 Jun 2019 Notes 1 Based on AUD:USD $0.71